Exhibit 99.1
DEI Holdings Announces Initiative to Further Reduce Costs
through Voluntary NASDAQ Delisting and SEC Deregistration
•  Expects savings in excess of $1.5 million on an annualized basis
•  Reduced debt by $49 million, or 18%, in fiscal 2008
Vista, CA — January 15, 2009 — DEI Holdings, Inc. (NASDAQ: DEIX) today announced that it has given notice to the NASDAQ Global Market of its decision to voluntarily delist its common stock and to withdraw the registration of its stock with the Securities and Exchange Commission. The Company intends to file a Form 25 and a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. As a result of the filing of the Forms 25 and 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease.
According to James E. Minarik, the Company’s Chief Executive Officer, “Our Company continues to generate strong gross margins, cash flow, and EBITDA as exhibited by our significant paydown of $49 million in debt, an 18% reduction, in 2008. Additionally, during these difficult economic times it is essential that we continue to avoid or eliminate costs wherever we can. Accordingly, and after careful consideration, our board of directors decided to delist from NASDAQ and deregister with the SEC as we believe that the savings that will benefit our shareholders outweigh any advantages of continuing as a NASDAQ listed and SEC registered company.” Mr. Minarik continued, “Without the annual accounting expenses, legal costs, and administrative burden relating to SEC reporting obligations and compliance with the Sarbanes-Oxley Act, we will be able to further significantly reduce our costs while still maintaining a strong financial control environment, and better focus on the day-to-day operations of our business, thereby delivering long-term shareholder value. In 2008, we reduced our overhead by over $5 million on an annualized basis and we continue to work on overhead reduction initiatives as we exit the SIRIUS business. We expect delisting and deregistering to save us in excess of $1.5 million on an annualized basis.”
The Company intends to file the Form 25 Notification of Removal From Listing with the SEC on or about January 26, 2009. As a result, the Company expects that trading of its shares on the NASDAQ Global Market will be terminated on or about February 5, 2009, at which time the Company intends to file the Form 15 Certification and Notice of Termination of Registration with the SEC. After its shares have been delisted from NASDAQ, the Company anticipates that its shares will be quoted on the Pink OTC Markets Inc. quotation service. For more information about this service, please see www.pinksheets.com. Once on the pink sheets, the Company intends to continue to make available periodic financial information. The audited financial statements for 2008 should be available by April 2009.
The Company expects the deregistration with the SEC to become effective 90 days from the date of the filing of the Form 15. The Company’s board of directors considered many factors in making this decision, including the following:
•	the market value that the public markets are currently applying to the Company;

•	the costs, both direct and indirect, associated with the preparation and filing of the Company’s periodic reports with the SEC;

•	the costs associated with complying with the Sarbanes-Oxley Act of 2002;

•	the fact that the Company’s stock price has reached very low levels;

•	the nature and extent of the trading in the Company’s common stock;

•	the fact that many other typical advantages of being a public company are not currently available to the Company, including enhanced access to capital and the ability to use equity securities to acquire other businesses; and

•	the current level of analyst coverage and minimal liquidity for the Company’s common stock.
In addition to the significant time and cost savings resulting from deregistration, the board believes that this action will allow the Company’s management to better focus its attention and resources on implementing the Company’s business plan and building longer-term enterprise value.
A notice about the Company’s delisting and deregistration will be available on its website at www.deiholdings.com.
DEI Holdings also announced the departure of Edmond S. Thomas, who resigned from the board of directors effective January 10, 2009. Mr. Minarik stated, “The entire board is very thankful for Ed’s significant contributions to DEI Holdings in the past several years. He has spent a tremendous amount of time and energy helping to guide our company, and we will miss his presence on the board.”
The Company also announced that it paid down approximately $49 million of its debt during 2008, consisting of $45 million of term debt repayment and $4 million of revolver repayment, bringing the total debt repaid in fiscal 2007 and 2008 to $124 million. The 2008 debt reduction leaves the total debt balance as of December 31, 2008 at $218 million, or 18% lower as compared with $267 million at the end of fiscal 2007, and 36% lower as compared with $342 million at the end of fiscal 2006. As of December 31, 2008, the Company’s $60 million revolver was undrawn.
Mr. Minarik said, “We are very proud of our ability to meaningfully reduce our long-term debt over the past two years. Our revenue and efficient use of working capital generated the cash flow necessary to pay down a significant portion of our debt and, subject to our annual audit, we expect to remain in compliance with all of our debt covenants as of December 31, 2008.”
About DEI Holdings, Inc.
Headquartered in Southern California, DEI Holdings, Inc. is the parent company of some of the most respected brands in the consumer electronics industry. DEI Holdings is the largest designer and marketer in North America of premium home theater loudspeakers (sold under the Polk Audio® and Definitive Technology® brand names), and consumer-branded vehicle security and remote start systems (sold under Viper®, Clifford®, Python®, Autostart® and other brand names). DEI Holdings is also a supplier of mobile audio sold principally under both the Polk Audio and Orion® brand names. DEI Holdings markets its broad portfolio of products through many channels including leading national retailers and specialty chains throughout North America and around the world. Founded in 1982, the company has operations in California, Maryland, Canada, Europe and Asia. For more information, please visit www.deiholdings.com.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to the planned delisting and deregistration of the Company’s common stock, the expected cost savings of delisting and deregistration, the ability to enhance long-term shareholder value, the providing of periodic financial statements, the availability of the 2009 financial statements, and compliance with debt covenants. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of DEI Holdings to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include the number of the Company’s shareholders at the time of deregistration, competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, decline in consumer spending, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, economic risks associated with changes in social, political, regulatory, and economic conditions in the countries where the company’s products are manufactured, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, risks with international operations, impairment of goodwill and intangible assets, claims related to intellectual property, ability to service debt obligations, restrictive terms of the company’s senior secured credit facility, vulnerability to increases in interest rates, disruption in distribution centers, ability to raise additional capital if needed, dependence on senior management, ability to realize on investments made in the business, and integration of acquired businesses. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by DEI Holdings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2007. DEI Holdings disclaims any intent or obligation to update these forward-looking statements.
Contacts:
Kevin Duffy
Chief Financial Officer
Phone: (760) 598-6200
John Mills
Integrated Corporate Relations
Phone: (310) 954-1100